Exhibit 99

Jefferies Reports First Quarter Financial Results

NEW YORK & LONDON--(BUSINESS WIRE)--April 20, 2010--Jefferies Group, Inc. (NYSE: JEF) today announced financial results for the three-month period ended March 31, 2010.

Highlights for the first quarter include:

  Net revenues increased 71% to $583 million versus $342 million in the prior year.
  Net income to Common Shareholders increased 93% to $74 million versus $38 million in the prior year.
  Net earnings per common share (diluted) increased 89% to $0.36 versus $0.19 in the prior year.

“We are pleased with the strength of our first quarter results, particularly the broad balance of revenues from each of our major business lines--Equities, Fixed Income and Investment Banking,” commented Richard Handler, Chairman and Chief Executive Officer of Jefferies. “This solid performance is the result of the ongoing commitment of Jefferies’ 2,729 employee-partners, who have enabled us to begin 2010 with a great deal of momentum in serving our clients.”

The firm also announced plans to change its fiscal year-end from December 31 to November 30. The 2010 fiscal year will be an 11-month period running from January 1 to November 30. The 2010 second quarter will end May 31, and the third quarter will end August 31.

Conference Call

A conference call with management discussion of these financial results will be held today, April 20, 2010, at 9:00 AM Eastern. Securities industry professionals may access the management discussion by calling 877-710-9938 or 702-928-7183. A one-week replay of the call will also be available at 800-642-1687 or 706-645-9291 (conference ID #66254738). A live audio webcast and delayed replay can be accessed at Jefferies.com.

About Jefferies

Jefferies, a major global securities and investment banking firm, has served companies and their investors for more than 45 years. Jefferies & Company, Inc. is the principal US operating subsidiary of Jefferies Group, Inc. (NYSE: JEF: www.jefferies.com), and Jefferies International Limited is the principal UK operating subsidiary. Jefferies International Limited, a UK-incorporated company, is authorised and regulated by the UK Financial Services Authority.

JEFFERIES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended
	Mar 31, 2010	Mar 31, 2009
Revenues:
Commissions	134,438	131,820
Principal Transactions	152,546	122,376
Investment Banking	198,337	37,086
Asset Management fees and investment income (loss) from managed funds	6,599	(37)
Interest	150,020	102,087
Other	16,679	12,572
Total Revenues	658,619	405,904
Interest Expense	75,377	63,947
Net Revenues	583,242	341,957
Interest on Mandatorily Redeemable Preferred Interest of Consolidated Subsidiaries	2,048	(5,303)
Net Revenues, less Mandatorily Redeemable Preferred Interest	581,194	347,260

Non-Interest Expenses:
Compensation and benefits	319,801	213,381
Floor brokerage and clearing fees	30,730	13,702
Technology and communications	40,210	30,785
Occupancy and equipment rental	19,706	16,296
Business development	13,361	9,445
Professional Services	14,423	10,220
Other	17,413	4,249
Total non-interest expenses	455,644	298,078
Earnings before income taxes	125,550	49,182
Income tax expense	47,541	16,756
Net earnings	78,009	32,426
Net earnings / (loss) to Noncontrolling Interests	3,943	(5,911)
Net earnings to Common Shareholders	74,066	38,337
Earnings per Common Share:
Basic	$0.36	$0.19
Diluted	$0.36	$0.19

Weighted Average Common Shares:
Basic	198,507	203,310
Diluted	202,630	203,326

Effective tax rate	38%	34%

JEFFERIES GROUP, INC. AND SUBSIDIARIES
SELECTED STATISTICAL INFORMATION
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Quarters Ended
	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008
Statement of Earnings
Net Revenues, less mandatorily redeemable preferred interest	581,194	531,578	676,825	577,866	347,260	186,874

Non-Interest Expenses:
Compensation and Benefits	319,801	239,352	395,031	348,207	213,381	738,506
Non-Compensation expenses	135,843	123,145	106,764	107,331	84,697	148,136
Earnings / (loss) before income taxes	125,550	169,081	175,030	122,328	49,182	(699,768)
Income tax expense / (benefit)	47,541	68,742	65,210	48,333	16,756	(230,283)
Net earnings / (loss)	78,009	100,339	109,820	73,995	32,426	(469,485)
Net earnings / (loss) to Noncontrolling Interests	3,943	6,819	23,534	12,095	(5,911)	(29,583)
Net earnings / (loss) to Common Shareholders	74,066	93,520	86,286	61,900	38,337	(439,902)
Diluted earnings / (loss) per Common Share	$0.36	$0.46	$0.42	$0.30	$0.19	$(2.39)

Financial Ratios
Pretax Operating Margin	22%	32%	26%	21%	14%	-374%
Compensation and Benefits / Net Revenues	55%	44%	56%	59%	62%	480%
Effective Tax Rate	38%	41%	37%	40%	34%	33%

JEFFERIES GROUP, INC. AND SUBSIDIARIES
SELECTED STATISTICAL INFORMATION
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Quarters Ended
	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008
Revenues by Source
Equities	164,825	106,939	138,916	123,070	99,237	87,053
Fixed Income	213,481	222,996	418,010	344,098	199,637	14,795
Other	-	-	-	1,638	6,034	-
Total	378,306	329,935	556,926	468,806	304,908	101,848

Equity	34,099	25,177	24,201	38,645	1,784	2,638
Debt	101,964	80,056	54,772	45,572	12,789	5,893
Capital Markets	136,063	105,233	78,973	84,217	14,573	8,531
Advisory	62,274	88,636	43,556	36,614	22,513	78,653
Investment banking	198,337	193,869	122,529	120,831	37,086	87,184

Asset management fees and investment income / (loss) from managed funds:
Asset management fees	4,017	8,472	12,564	3,714	3,762	4,765
Investment income / (loss) from managed funds	2,582	5,930	8,402	(3,158)	(3,799)	(39,946)
Total	6,599	14,402	20,966	556	(37)	(35,181)
Net Revenues	583,242	538,206	700,421	590,193	341,957	153,851
Interest on Mandatorily Redeemable Preferred Interest of Consolidated Subsidiaries	2,048	6,628	23,596	12,327	(5,303)	(33,023)
Net Revenues, less Mandatorily Redeemable Preferred Interest	581,194	531,578	676,825	577,866	347,260	186,874

Other Data
Number of Trading Days	61	64	64	63	61	64
Full Time Employees	2,729	2,628	2,513	2,307	2,296	2,241
Common Shares Outstanding	171,845	165,638	169,332	171,927	169,195	163,216
Weighted Average Common Shares:
Basic	198,507	196,255	200,609	201,902	203,310	183,691
Diluted	202,630	200,383	204,736	206,027	203,326	183,691

As of March 31, 2010, common stockholders' equity amounted to $2.3 billion, resulting in book value of $13.48 per common share

JEFFERIES GROUP, INC. AND SUBSIDIARIES
COMMON SHARES OUTSTANDING AND COMMON SHARES FOR BASIC AND DILUTED EPS CALCULATIONS
(UNAUDITED)

		March 31, 2010

Common shares outstanding		171,845,173
Outstanding restricted stock units		29,255,687
Adjusted shares outstanding		201,100,860

Note - All share information below for EPS purposes is based upon weighted-average balances for the applicable period.

		Three months ended
		March 31, 2010

Shares outstanding (weighted average)	(1)	169,719,712
Unearned restricted stock	(2)	(2,927,624)
Earned restricted stock units	(3)	25,969,507
Other issuable shares	(4)	5,745,609
Common Shares for Basic EPS		198,507,204

Stock options	(5)	17,863
Mandatorily redeemable convertible preferred stock	(6)	4,105,138
Convertible debt	(7)	-
Common Shares for Diluted EPS		202,630,205

(1)	Shares outstanding represents shares issued less shares repurchased in treasury stock. Shares issued includes public and private offerings, earned and unearned restricted stock, distributions related to restricted stock units, deferred compensation plans, employee stock purchase plan and stock option exercises. Shares issued does not include undistributed earned and unearned restricted stock units.

(2)	As certain restricted stock is contingent upon a future service condition, unearned shares are removed from shares outstanding in the calculation of basic EPS as Jefferies' obligation to issue these shares remains contingent.

(3)	As earned restricted stock units are no longer contingent upon a future service condition and are issuable upon a certain date in the future, earned restricted stock units are added to shares outstanding in the calculation of basic EPS.

(4)	Other shares issuable not pursuant to any contingency include shares issuable to settle previously granted restricted stock awards and shares issuable under certain deferred compensation plans.

(5)	Calculated under the treasury stock method. The treasury stock method assumes the issuance of only a net incremental number of shares as proceeds from issuance are assumed to be used to repurchase shares at the average stock price for the period.

(6)	Calculated under the if-converted method. The if-converted method assumes the conversion of convertible securities at the beginning of the period.

(7)	Represents the potential common shares issuable under the conversion spread (the excess conversion value over the accreted debt value) based on the average stock price for the period.

CONTACT:
Jefferies Group, Inc.
Peregrine C. Broadbent, 212-284-2338
Chief Financial Officer